SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934, as amended
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☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2))

☑	Definitive Information Statement

BERLINER COMMUNICATIONS, INC.
(Name of Registrant as Specified In Its Charter)
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BERLINER COMMUNICATIONS, INC.
20 Bushes Lane
Elmwood Park, New Jersey 07407
To the Stockholders of Berliner Communications, Inc.:
     On December 28, 2006, our Board of Directors adopted a resolution to amend our Amended and Restated Certificate of Incorporation to increase the aggregate number of shares that we will have the authority to issue from 22,000,000 to 102,000,000 shares, of which 100,000,000 shares will be shares of Common Stock, and 2,000,000 shares will be shares of Preferred Stock.
     All of the foregoing matters are described in more detail in the attached Information Statement, and all capitalized terms are defined therein as well.
     On December 28, 2006, the holder of approximately 79.5% of our Common Stock approved the amendment to our Amended and Restated Certificate of Incorporation by written consent, to be effective twenty (20) days from the date of the mailing of this Information Statement.
     This Information Statement is being sent to you for informational purposes only. We are not asking for a proxy or vote on any of the matters described therein. However, we encourage you to read the Information Statement carefully.
Sincerely,
Richard B. Berliner
Chief Executive Officer
Elmwood Park, New Jersey
January 16, 2007

BERLINER COMMUNICATIONS, INC.
20 Bushes Lane
Elmwood Park, New Jersey 07407

INFORMATION STATEMENT AND NOTICE OF ACTION TAKEN WITHOUT A MEETING
ABOUT THE INFORMATION STATEMENT
OUTSTANDING SHARES AND VOTING RIGHTS
INTEREST OF CERTAIN PERSONS
SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND PRINCIPAL STOCKHOLDERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
DISSENTERS’ RIGHTS OF APPRAISAL
ADDITIONAL INFORMATION
CERTIFICATE OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

INFORMATION STATEMENT
AND
NOTICE OF ACTION TAKEN WITHOUT A MEETING
     This Information Statement and Notice of Action Taken Without a Meeting is being furnished by the board of directors (the “Board”) of Berliner Communications, Inc. (the “Company,” “we”, “our” or “us”) to the holders of our common stock, $0.00002 par value per share (the “Common Stock”) at December 29, 2006 (the “Record Date”) in connection with the filing of a certificate of amendment, in the form attached hereto as Annex A (the “Certificate of Amendment”), which will increase the aggregate number of shares which we will have the authority to issue from 22,000,000 to 102,000,000 shares, of which 100,000,000 shares will be shares of Common Stock, and 2,000,000 shares will be shares of Preferred Stock (the “Charter Amendment”).
     Pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”), any action that may be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Under federal law these proposals may not be effected until at least twenty (20) days after this Information Statement has first been sent to our stockholders, at which time, we intend to file the Certificate of Amendment with the Delaware Secretary of State.
     Our Board obtained the required approval for the Certificate of Amendment by means of a written consent of stockholders, dated December 28, 2006. A meeting to approve the Charter Amendment is therefore unnecessary, and our Board decided to forego the expense of having one.
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY
     This Information Statement is first being mailed on or about January 18, 2007, to the holders of our outstanding Common Stock as of the Record Date.

ABOUT THE INFORMATION STATEMENT
GENERAL
     The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company’s common stock.
     The Company will only deliver one Information Statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:
Berliner Communications, Inc.
c/o Nicholas Day, General Counsel
20 Bushes Lane
Elmwood Park, New Jersey 07407
Fax #: (201) 794-8974
WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?
     This information statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify the Company’s stockholders as of the close of business on the Record Date of the approval of the Charter Amendment. The stockholder holding a majority of the Company’s outstanding common stock consented to the Charter Amendment pursuant to a written consent dated as of December 28, 2006.
WHO IS ENTITLED TO NOTICE?
     Each outstanding share of Common Stock as of record on the close of business on the Record Date, which is December 29, 2006, will be entitled to notice of the approval of the Charter Amendment. Under the DGCL, all the activities requiring stockholders approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the stockholders. No action by the minority stockholders in connection with the Charter Amendment is required.
WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?
     The voting power entitled to vote on the proposals consists of the vote of the holders of a majority of the voting power of the Common Stock, each of whom is entitled to one vote per share. As of the Record Date, 17,035,357 shares of Common Stock were issued and outstanding.
WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?
     The affirmative vote of a majority of the shares of our Common Stock outstanding on the Record Date is required for approval of the Charter Amendment. The approval of such majority was obtained pursuant to a written consent dated as of December 28, 2006.
OUTSTANDING SHARES AND VOTING RIGHTS
     As of the Record Date, the Company’s authorized capitalization consisted of 20,000,000 shares of Common Stock, of which 17,035,357 shares were issued and outstanding. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock. The following shareholders (holding the indicated number of shares) voted in favor of the proposal:

Holder	Number of Shares	Percentage
Old Berliner, Inc.	13,537,814	79.5%

     Pursuant to Rule 14c-2 under the Exchange Act, the Charter Amendment will not be effected until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the Certificate of Amendment will be filed on or about the close of business on February 8, 2007. The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material. This Information Statement will serve as written notice to stockholders pursuant to the DGCL.
INTEREST OF CERTAIN PERSONS
     Richard B. Berliner, our President, Chief Executive Officer and Chairman of the Board is the Chief Executive Officer, sole director and holder of 31% of the common stock of Old Berliner, Inc. Mr. Berliner has acted on behalf of Old Berliner, Inc. to vote the shares of our Common Stock held by Old Berliner, Inc. to approve the Charter Amendment.
SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND PRINCIPAL STOCKHOLDERS
     The following table sets forth information with respect to the beneficial ownership of the Company’s Common Stock as of December 28, 2006 by: (1) each person who is a beneficial owner of more than 5% of the Company’s Common Stock, (2) each of the Company’s directors, (3) each of the Company’s Named Executive Officers, and (4) all of the Company’s executive officers and directors as a group. Unless otherwise indicated, the address of each listed stockholder is in care of us at 20 Bushes Lane, Elmwood Park, New Jersey 07407.

	Common Stock (1)
Holders	Number of Shares		Percentage
Richard B. Berliner	13,537,814	(2)	79.5%
Mark S. Dailey	50,000	(3)	*
Albert E. Gencarella	62,500	(4)	*
Michael S. Guerriero	37,500	(5)	*
Patrick G. Mackey	40,890	(6)	*
Peter J. Mixter	50,167	(7)	*
Mehran Nezari	50,000	(8)	*
John Stevens Robling, Jr.	50,167	(9)	*
Officers and Directors as a Group (Nine Persons)	13,879,038	(10)	79.8%
CB Private Equity Partners, LP	1,126,289		6.6%
Rock Creek Partners II, LP	1,126,289		6.6%
Old Berliner, Inc.	13,537,814	(11)	79.5%

*	Represents less than one percent.

(1)	For purposes of this table, a person is deemed to have beneficial ownership of the number of shares of Common Stock that such person has the right to acquire within 60 days of December 28, 2006. Percentages have been based on us having 17,035,357 shares of Common Stock issued and outstanding. For purposes of computing the percentage of outstanding shares of Common Stock held by any individual listed in this table, any shares of Common Stock that such person has the right to acquire pursuant to the exercise of a stock option exercisable within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Represents shares directly held by Old Berliner that Mr. Berliner may be deemed to beneficially own as a result of his positions as President, Chief Executive Officer and Chairman of the Board of Old Berliner, a corporation of which Mr. Berliner is also approximately a 31% equity owner and the sole director.

(3)	Includes vested options to purchase 50,000 shares of Common Stock.

(4)	Includes vested options to purchase 62,500 shares of Common Stock.

(5)	Includes vested options to purchase 37,500 shares of Common Stock.

(6)	Includes (a) 57 shares of Common Stock owned directly and (b) vested options to purchase 40,833 shares of Common Stock.

(7)	Includes vested options to purchase 50,167 shares of Common Stock.

(8)	Includes vested options to purchase 50,000 shares of Common Stock.

(9)	Includes vested options to purchase 50,167 shares of Common Stock.

(10)	Includes vested options to purchase 346,167 shares of Common Stock.

(11)	This information is based on information reported by the stockholder in filings made with the Securities and Exchange Commission (the “Commission”).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act, requires the Company’s directors, executive officers, and individuals who own more than 10% of a registered class of the Company’s equity securities to file initial reports of ownership and changes in ownership of Common Stock with the Commission. Such persons are required by applicable regulations to furnish us with copies of all Section 16(a) reports that they file.
     To the Company’s knowledge, based solely on the review of the copies of such reports furnished to the Company, all of the Company’s directors, officers and 10% stockholders have complied with the applicable Section 16(a) reporting requirements for the fiscal year ended June 30, 2006, except for a late filing of a Form 3 by Mark S. Dailey and a Form 4 by Patrick G. Mackey.
INCREASE THE AGGREGATE NUMBER OF SHARES THAT WE WILL HAVE THE AUTHORITY TO
ISSUE FROM 22,000,000 TO 102,000,000 SHARES, OF WHICH, 100,000,000 SHARES WILL BE SHARES
OF COMMON STOCK, AND 2,000,000 SHARES WILL BE SHARES OF PREFERRED STOCK
     The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.
     As of the Record Date, a total of 17,035,357 shares of the Company’s currently authorized 20,000,000 shares of Common Stock are issued and outstanding. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, including, without limitation the Senior Subordinated Secured Convertible Note and warrants issued in connection with the Note Purchase Agreement we entered into on December 29, 2006 with Sigma Opportunity Fund, LLC (see our Current Report on Form 8-K filed with the Commission on January 5, 2007 for a more detailed description), business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.
     The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company’s stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company does not have any other provisions in its articles or incorporation, by-laws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements, except as disclosed below, that may have material anti-takeover consequences. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.
DISSENTERS’ RIGHTS OF APPRAISAL
     Pursuant to the DGCL, no stockholder that objects to the Charter Amendment will have any right to receive from us the fair value of his, her or its shares. The DGCL provides that any provision of our Amended and Restated Certificate of Incorporation may be amended by approval of the Board and the affirmative written consent of the holders of a majority of the voting power of the outstanding shares entitled to vote thereon; provided that, any amendment that would adversely affect the rights of the holders of any class or series of capital stock must be approved by the holders of a majority of the shares of such class or series. The Charter Amendment was adopted by the holders of a majority of the shares entitled to vote thereon.

ADDITIONAL INFORMATION
     PLEASE READ THIS ENTIRE DOCUMENT. Further information is available by request or can be accessed on the Internet. We are subject to the informational requirements of the Exchange Act, and in accordance therewith, file annual and quarterly reports, proxy and information statements and other disclaimers with the Commission. These documents and other information can be accessed electronically by means of the Commission’s home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com. A copy of any public filing is also available, at no charge, by contacting Nicholas Day, General Counsel at (201) 791-3200.
By Order of the Board of Directors,
Richard B. Berliner
Chief Executive Officer
Elmwood Park, New Jersey
January 16, 2007

Annex A
CERTIFICATE OF AMENDMENT TO
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
     BERLINER COMMUNICATIONS, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby adopts the following Certificate of Amendment to its Amended and Restated Certificate of Incorporation and,
DOES HEREBY CERTIFY:
     FIRST: The name of the Corporation is Berliner Communications, Inc.
     SECOND: On December 28, 2006, at a special meeting called for that purpose the Board of Directors of the Corporation adopted resolutions approving the amendment and restatement of Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation to read, in its entirety, as follows:
     “FOURTH. Shares.
The aggregate number of shares which the Corporation shall have the authority to issue is One Hundred Two Million (102,000,000) shares of which One Hundred Million (100,000,000) shares shall be shares of Common Stock of a par value of $0.00002, and Two Million (2,000,000) shares shall be shares of Preferred Stock of a par value of $0.00002.
     THIRD: The amendment to Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation was submitted to the stockholders of the Corporation and, by written consent dated December 28, 2006, the holders of at least a majority of the outstanding shares of stock entitled to vote thereon acting pursuant to the provisions of Section 228 of the DGCL, adopted, approved and ratified such amendment to Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation.
     FOURTH: That said amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
     FIFTH: That the Board has not determined to abandon such proposed Amendment in accordance with the authority granted to it by the resolutions adopted above and the DGCL.